UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2016

United Development Funding IV

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36472	26-2775282
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Municipal Way, Suite 100, Grapevine, Texas 76051
(Address of principal executive offices)
(Zip Code)

(214) 370-8960
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 21, 2016, United Development Funding IV (the “Trust”) received notice on March 17, 2016 from the staff of the Listing Qualifications Department (the “Staff”) of The NASDAQ Stock Market LLC (“Nasdaq”) stating that because the Trust had not yet filed its Annual Report on Form 10-K for the year ended December 31, 2015 (the “Form 10-K”) with the SEC, it was not in compliance with the continued listing requirement set forth in Nasdaq Listing Rule 5250(c)(1). In response to such notice, on May 16, 2016, the Trust submitted to Nasdaq a plan to regain compliance with the applicable listing rule.

On May 26, 2016, the Trust received a determination letter from the Staff stating that the Staff had determined to deny the Trust’s request for continued listing on Nasdaq due to the Trust’s continued non-compliance with the applicable listing rule. The Staff’s determination will not immediately result in the delisting of the Trust’s securities from Nasdaq so long as the Trust timely requests a hearing before a Nasdaq Hearings Panel (the “Panel”).

The Trust has requested a hearing to address the Staff's determination, at which it will present its plan to evidence compliance with all applicable criteria for continued listing on The Nasdaq Global Select Market for the Panel’s consideration. In accordance with the Nasdaq Listing Rules, the Trust has requested a further stay of any action to remove the Trust’s securities from Nasdaq subsequent to the automatic stay ending June 17, 2016, pending the Panel’s review of this matter and any extension period granted by the Panel following the hearing. The Panel has the authority to grant the Trust an extension of up to 360 days from the March 15, 2016 deadline for the filing of the first missed periodic report, or until March 10, 2017.

There can be no assurance that the Panel will grant an extension of the stay or determine to continue the Trust’s listing, or that the Trust will be able to evidence compliance with the applicable listing criteria within the period of time that may be granted by the Panel. As disclosed in the Trust’s Current Report on Form 8-K filed with the SEC on February 22, 2016, trading in the Trust’s securities on The Nasdaq Global Select Market has been halted, and no assurance can be given regarding the resumption of regular trading of the Trust’s securities.

On June 2, 2016, the Trust issued a press release disclosing the receipt of the determination letter, as required by Nasdaq Listing Rule 5810(b), a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference as if fully set forth herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of United Development Funding IV regarding the NASDAQ determination letter, dated June 2, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Development Funding IV

Dated: June 2, 2016	By:	/s/ Hollis M. Greenlaw
Hollis M. Greenlaw
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of United Development Funding IV regarding the NASDAQ determination letter, dated June 2, 2016.